GGP REPORTS THIRD QUARTER 2017 RESULTS
AND DECLARES FOURTH QUARTER DIVIDEND

Chicago, Illinois, October 31, 2017 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2017.

GAAP Operating Results

•
For the three months ended September 30, 2017, net income attributable to GGP was $223 million, or $0.23 per diluted share, as compared to $674 million, or $0.70 per diluted share, in the prior year period. For the nine months ended September 30, 2017, net income attributable to GGP was $456 million, or $0.47 per diluted share, as compared to $1.05 billion, or $1.09 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 67.0% from the prior year period primarily due to 2016 gains related to the sale of interests in three properties.

•	The Company declared a fourth quarter common stock dividend of $0.22 per share. The full year dividend of $0.88 cents represents an increase of 10% over 2016.

Company Operating Results1

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 2.0% and 1.8% from the prior year period for the three and nine months ended September 30, 2017, respectively.

•
For the three months ended September 30, 2017, Company Net Operating Income (“Company NOI”) as adjusted was $561 million as compared to $546 million in the prior year period, an increase of 2.8%. For the nine months ended September 30, 2017, Company NOI as adjusted was $1.67 billion as compared to $1.64 billion, an increase of 2.4%.[2]

•
For the three months ended September 30, 2017, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) as adjusted was $532 million as compared to $507 million in the prior year period, an increase of 4.8%. For the nine months ended September 30, 2017, Company EBITDA as adjusted was $1.56 billion as compared to $1.51 billion, an increase of 3.3%.[2]

•
For the three months ended September 30, 2017, Company Funds From Operations (“Company FFO”) was $355 million, or $0.37 per diluted share, as compared to $336 million, or $0.35 per diluted share, in the prior year period. For the nine months ended September 30, 2017, Company FFO was $1.04 billion, or $1.09 per diluted share, as compared to $1.06 billion, or $1.10 per diluted share, in the prior year period.

•	Same Store leased percentage was 96.5% at quarter end.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 14.9% when compared to the rental rate for expiring leases.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $708 an increase of 2.1% over the prior year.

•	Tenant sales (all less anchors) increased 0.1% on a trailing 12-month basis, excluding apparel the increase is 2.5%.

____________________________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.3 billion is under construction and $0.2 billion is in the pipeline.

Acquisitions
In the third quarter, the Company closed on two transactions with Seritage Growth Properties for gross consideration of $247.6 million. Pursuant to the transactions, the Company (i) acquired the remaining 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million and (ii) acquired a 50% joint venture interest in five additional assets for $57.5 million.

In the third quarter, the Company entered into transactions that increased its ownership in 218 W. 57th Street, 530 Fifth Avenue, and 685 Fifth Avenue to 99.9%, 90.23%, and 96.1%, respectively. The transactions gave the Company control of each of the assets.

Common Share Repurchase
During the quarter, the Company acquired approximately 9.3 million of its common shares at a weighted average price of $21.19 per share for total consideration of approximately $196.8 million.

Financing Activities
The Company obtained $325 million of new fixed rate debt with term to maturity of 10.0 years and an interest rate of 3.98%.

Subsequent Events
On October 3, 2017, the Company acquired a 100% interest in 2 anchor boxes at Neshaminy Mall and Oakwood Center located in Bensalem, Pennsylvania and Greta, Louisiana, respectively. Additionally, the Company terminated leases at 2 anchor boxes at Oxmoor Center and at Crossroads Center located in Louisville, Kentucky and St. Cloud, Minnesota, respectively. The net consideration of the 2 acquired anchor boxes and 2 anchor box lease terminations was $20.5 million.

On October 6, 2017, certain affiliates of Brookfield Asset Management Inc. exercised warrants to purchase approximately 69 million shares of common stock. The Company received consideration of approximately $462.4 million. Of the approximately 69 million shares issued, 49 million were previously included in our fully diluted FFO/share count.

On October 25, 2017, Abu Dhabi Investment Authority exercised approximately 5.5 million warrants that were net share settled for approximately 4.3 million shares.

Dividends
On October 31, 2017, the Company’s Board of Directors declared a fourth quarter common stock dividend of $0.22 per share payable on January 5, 2018, to stockholders of record on December 15, 2017.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 2, 2018, to stockholders of record on December 15, 2017.

Guidance

For the three months ending
Earnings Guidance	December 31, 2017

Net income attributable to GGP	$0.21-$0.23
Preferred stock dividends	(0.01)
Net income attributable to common stockholders	$0.20-$0.22
Loss (gain) from changes in control and other	-
Depreciation, including share of joint ventures	0.25
NAREIT FFO	$0.45-$0.47
Adjustments[1]	0.01
Company FFO per diluted share	$0.46-$0.48

1.
Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see Non-GAAP Supplemental Financial Measures and Definitions section on page ER5.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, October 31, 2017, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 95386850.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common shareholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	September 30, 2017	December 31, 2016

Assets:
Investment in real estate:
Land	$3,320,747	$3,066,019
Buildings and equipment	17,345,596	16,091,582
Less accumulated depreciation	(3,056,259)	(2,737,286)
Construction in progress	422,218	251,616
Net property and equipment	18,032,302	16,671,931
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,479,811	3,868,993
Net investment in real estate	21,512,113	20,540,924
Cash and cash equivalents	311,107	474,757
Accounts receivable, net	324,579	322,196
Notes receivable, net	415,499	678,496
Deferred expenses, net	267,478	209,852
Prepaid expenses and other assets	495,240	506,521
Total assets	$23,326,016	$22,732,746
Liabilities:
Mortgages, notes and loans payable	$13,493,872	$12,430,418
Investment in Unconsolidated Real Estate Affiliates	27,610	39,506
Accounts payable and accrued expenses	778,613	655,362
Dividend payable	199,315	433,961
Deferred tax liabilities	4,890	3,843
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,710,500	13,769,290
Redeemable noncontrolling interests:
Preferred	52,256	144,060
Common	173,930	118,667
Total redeemable noncontrolling interests	226,186	262,727
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,047,520	8,393,722
Noncontrolling interests in consolidated real estate affiliates	54,110	33,583
Noncontrolling interests related to Long-Term Incentive Plan Common Units	45,658	31,382
Total equity	8,389,330	8,700,729
Total liabilities, redeemable noncontrolling interests and equity	$23,326,016	$22,732,746

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Minimum rents	$363,857	$347,676	$1,062,075	$1,082,220
Tenant recoveries	160,755	162,031	485,737	504,242
Overage rents	4,582	6,505	13,799	19,024
Management fees and other corporate revenues	28,806	20,428	77,797	73,087
Other	20,357	17,853	61,079	57,539
Total revenues	578,357	554,493	1,700,487	1,736,112
Expenses:
Real estate taxes	61,516	58,239	178,053	173,651
Property maintenance costs	10,281	11,576	35,980	41,014
Marketing	1,744	2,244	5,185	7,036
Other property operating costs	75,848	73,479	214,742	215,474
Provision for doubtful accounts	2,152	574	8,769	5,685
Property management and other costs	35,195	37,760	115,334	106,787
(Recovery of) provision for loan loss	—	(6,659)	—	29,410
General and administrative	12,037	13,237	42,582	41,313
Provisions for impairment	—	28,276	—	73,039
Depreciation and amortization	161,278	182,350	505,875	499,269
Total expenses	360,051	401,076	1,106,520	1,192,678
Operating income	218,306	153,417	593,967	543,434
Interest and dividend income	15,948	14,114	51,336	43,507
Interest expense	(135,980)	(141,296)	(402,512)	(437,338)
Gain (loss) on foreign currency	3,889	(657)	3,195	16,172
Gain from changes in control of investment properties and other, net	95,165	620,309	79,325	733,416
Gain on extinguishment of debt	—	—	55,112	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	197,328	645,887	380,423	899,191
Provision for income taxes	(6,993)	(49)	(15,347)	(728)
Equity in income of Unconsolidated Real Estate Affiliates	35,937	35,651	99,884	127,759
Unconsolidated Real Estate Affiliates - gain on investment	—	259	—	40,765
Net Income	226,272	681,748	464,960	1,066,987
Allocation to noncontrolling interests	(3,492)	(7,570)	(9,157)	(15,083)
Net income attributable to GGP	222,780	674,178	455,803	1,051,904
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(11,951)
Net income attributable to common stockholders	$218,796	$670,194	$443,851	$1,039,953
		—
Basic Earnings Per Share:	$0.25	$0.76	$0.50	$1.18
Diluted Earnings Per Share:	$0.23	$0.70	$0.47	$1.09

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$218,306	$153,417	$593,967	$543,434
Loss (gain) on sales of investment properties	172	1,016	(956)	1,016
Depreciation and amortization	161,278	182,350	505,875	499,269
(Recovery of) provision for loan loss	—	(6,659)	—	29,410
Provision for impairment	—	28,276	—	73,039
General and administrative	12,037	13,237	42,582	41,313
Property management and other costs	35,195	37,760	115,334	106,787
Management fees and other corporate revenues	(28,806)	(20,428)	(77,797)	(73,087)
Consolidated Properties	398,182	388,969	1,179,005	1,221,181
Noncontrolling interest in NOI of Consolidated Properties	(4,775)	(3,734)	(15,595)	(11,080)
NOI of sold interests	105	(11,195)	(9,035)	(61,853)
Unconsolidated Properties	177,649	176,699	539,579	530,937
Proportionate NOI	571,161	550,739	1,693,954	1,679,185
Company adjustments:
Minimum rents	2,411	7,114	14,087	13,587
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	788	754	2,364	2,358
Company NOI	575,850	560,097	1,714,874	1,699,599
Less Company Non-Same Store NOI	19,734	14,781	54,030	67,458
Company Same Store NOI	$556,116	$545,316	$1,660,844	$1,632,141
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$222,780	$674,178	$455,803	$1,051,904
Allocation to noncontrolling interests	3,492	7,570	9,157	15,083
Loss (gain) on sales of investment properties	172	1,016	(956)	1,016
Gain on extinguishment of debt	—	—	(55,112)	—
Gains from changes in control of investment properties and other	(95,165)	(620,309)	(79,325)	(733,416)
Unconsolidated Real Estate Affiliates - gain on investment	—	(259)	—	(40,765)
Equity in income of Unconsolidated Real Estate Affiliates	(35,937)	(35,651)	(99,884)	(127,759)
(Recovery of) provision for loan loss	—	(6,659)	—	29,410
Provision for impairment	—	28,276	—	73,039
Provision for income taxes	6,993	49	15,347	728
(Gain) loss on foreign currency	(3,889)	657	(3,195)	(16,172)
Interest expense	135,980	141,296	402,512	437,338
Interest and dividend income	(15,948)	(14,114)	(51,336)	(43,507)
Depreciation and amortization	161,278	182,350	505,875	499,269
Consolidated Properties	379,756	358,400	1,098,886	1,146,168
Noncontrolling interest in EBITDA of Consolidated Properties	(4,595)	(3,599)	(14,990)	(10,665)
EBITDA of sold interests	105	(11,022)	(8,871)	(61,149)
Unconsolidated Properties	166,347	167,912	508,753	504,458
Proportionate EBITDA	541,613	511,691	1,583,778	1,578,812
Company adjustments:
Minimum rents	2,411	7,114	14,087	13,587
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	788	754	2,364	2,358
Company EBITDA	$546,302	$521,049	$1,604,698	$1,599,226

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$222,780	$674,178	$455,803	$1,051,904
Redeemable noncontrolling interests	2,361	5,051	4,165	7,934
Provision for impairment excluded from FFO	—	28,276	—	73,039
Noncontrolling interests in depreciation of Consolidated Properties	(2,029)	(1,592)	(6,812)	(4,875)
Unconsolidated Real Estate Affiliates - gain on investment	—	(259)	—	(40,765)
(Gain) loss on sales of investment properties	(1,394)	1,017	(2,523)	1,016
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(11,951)
Gains from changes in control of investment properties and other	(95,165)	(620,309)	(79,325)	(733,416)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	157,038	178,105	492,886	487,803
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	75,477	73,891	224,036	209,237
FFO	355,084	334,374	1,076,278	1,039,926
Company adjustments:
Minimum rents	2,411	7,114	14,087	13,587
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	788	754	2,364	2,358
Investment income, net	(205)	(205)	(614)	(614)
Market rate adjustments	(1,122)	(1,287)	(3,454)	(3,960)
Write-off of mark-to-market adjustments on extinguished debt	—	(2,290)	—	(2,290)
(Recovery of) provision for loan loss	—	(6,659)	—	21,891
(Gain) loss on foreign currency	(3,889)	657	(3,195)	(16,172)
Benefit from (provision for) income taxes	—	2,093	—	(2,262)
FFO from sold interests	—	195	(54,444)	2,160
Company FFO	$354,557	$336,236	$1,035,491	$1,059,093

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.23	$0.70	$0.48	$1.09
Preferred stock dividends	—	—	(0.01)	(0.01)
Net income attributable to common stockholders per diluted share	0.23	0.70	0.47	1.08
Redeemable noncontrolling interests	—	0.01	—	0.01
Provision for impairment excluded from FFO	—	0.03	—	0.08
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	—	—	—	(0.04)
Gains from changes in control of investment properties and other	(0.10)	(0.64)	(0.08)	(0.76)
Depreciation and amortization of capitalized real estate costs	0.24	0.25	0.75	0.72
FFO per diluted share	0.37	0.35	1.13	1.08
Company adjustments:
Minimum rents	—	0.01	0.02	0.01
Property operating expenses	—	—	—	0.01
(Recovery of) provision for loan loss	—	(0.01)	—	0.02
Gain on foreign currency	—	—	—	(0.02)
FFO from sold interests	—	—	(0.06)	—
Company FFO per diluted share	$0.37	$0.35	$1.09	$1.10